Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 66 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated July 14, 1999, relating to the financial statements and financial highlights of J.P. Morgan Institutional U.S. Equity Fund, J.P. Morgan Institutional Disciplined Equity Fund and J.P. Morgan Institutional U.S. Small Company Fund and the financial statements and supplementary data of The U.S. Equity Portfolio, The Disciplined Equity Portfolio and The U.S. Small Company Portfolio appearing in the May 31, 1999 Annual Reports, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP 1177 Avenue of the Americas New York, New York 10036 September 24, 1999